APPENDIX A

MASTER CUSTODIAN AGREEMENT

MANAGEMENT INVESTMENT COMPANIES REGISTERED WITH THE

SEC AND PORTFOLIOS THEREOF, IF ANY

Wells Fargo Funds Trust

100% Treasury Money Market Fund Absolute Return Fund

Adjustable Rate Government Fund Alternative Risk Premia Fund Asia Pacific Fund

Asset Allocation Fund

C&B Large Cap Value Fund C&B Mid Cap Value Fund

California Limited-Term Tax-Free Fund California Tax-Free Fund

Capital Growth Fund

Cash Investment Money Market Fund Colorado Tax-Free Fund1

Common Stock Fund Conservative Income Fund Core Bond Fund

Core Plus Bond Fund Disciplined Small Cap Fund Disciplined U.S. Core Fund Discovery Fund

Diversified Capital Builder Fund Diversified Equity Fund Diversified Income Builder Fund Diversified International Fund Dynamic Target Today Fund Dynamic Target 2015 Fund Dynamic Target 2020 Fund Dynamic Target 2025 Fund Dynamic Target 2030 Fund Dynamic Target 2035 Fund Dynamic Target 2040 Fund Dynamic Target 2045 Fund Dynamic Target 2050 Fund Dynamic Target 2055 Fund Dynamic Target 2060 Fund Emerging Growth Fund Emerging Markets Bond Fund Emerging Markets Equity Fund

Emerging Markets Equity Income Fund

Endeavor Select Fund Enterprise Fund

Factor Enhanced Emerging Markets Fund Factor Enhanced International Fund Factor Enhanced Large Cap Fund

Factor Enhanced Small Cap Fund Global Investment Grade Credit Fund Global Small Cap Fund

Government Money Market Fund Government Securities Fund Growth Fund

Growth Balanced Fund Heritage Money Market Fund High Yield Bond Fund

High Yield Corporate Bond Fund High Yield Municipal Bond Fund Index Asset Allocation Fund Index Fund

Intermediate Tax/AMT-Free Fund International Bond Fund International Equity Fund International Value Fund

Intrinsic Small Cap Value Fund Intrinsic Value Fund

Intrinsic World Equity Fund Large Cap Core Fund

Large Cap Growth Fund Large Company Value Fund

Low Volatility U.S. Equity Fund

Managed Account CoreBuilder Shares – Series M Minnesota Tax-Free Fund

Moderate Balanced Fund Money Market Fund Municipal Bond Fund

Municipal Cash Management Money Market Fund National Tax-Free Money Market Fund

North Carolina Tax-Free Fund2   Omega Growth Fund Opportunity Fund Pennsylvania Tax-Free Fund Precious Metals Fund

Premier Large Company Growth Fund Real Return Fund

Short Duration Government Bond Fund Short-Term Bond Fund

Short-Term High Yield Bond Fund

Short-Term Municipal Bond Fund Small Cap Value Fund

Small Company Growth Fund Small Company Value Fund Special Mid Cap Value Fund Special Small Cap Value Fund Specialized Technology Fund Strategic Income Fund Strategic Municipal Bond Fund Target Today Fund

Target 2010 Fund

Target 2015 Fund

Target 2020 Fund

Target 2025 Fund

Target 2030 Fund

Target 2035 Fund

Target 2040 Fund

Target 2045 Fund

Target 2050 Fund

Target 2055 Fund

Target 2060 Fund

Traditional Small Cap Growth Fund Treasury Plus Money Market Fund Ultra Short-Term Income Fund

Ultra Short-Term Municipal Income Fund

U.S. Core Bond Fund

Utility and Telecommunications Fund WealthBuilder Conservative Allocation Fund WealthBuilder Equity Fund

WealthBuilder Growth Allocation Fund WealthBuilder Growth Balanced Fund WealthBuilder Moderate Balanced Fund Wisconsin Tax-Free Fund

Wells Fargo Income Opportunities Fund Wells Fargo Multi-Sector Income Fund Wells Fargo Utilities and High Income Fund

Wells Fargo Global Dividend Opportunity Fund

Wells Fargo Variable Trust

VT Discovery Fund

VT Index Asset Allocation Fund VT International Equity Fund VT Omega Growth Fund

VT Opportunity Fund

VT Small Cap Growth Fund

Wells Fargo Master Trust

Bloomberg Barclays US Aggregate ex-Corporate Portfolio C&B Large Cap Value Portfolio

Core Bond Portfolio Disciplined Large Cap Portfolio

Diversified Fixed Income Portfolio Diversified Large Cap Growth Portfolio Diversified Stock Portfolio

Emerging Growth Portfolio Emerging Markets Bond Portfolio

Factor Enhanced Emerging Markets Portfolio Factor Enhanced International Portfolio Factor Enhanced Large Cap Portfolio

Factor Enhanced Small Cap Portfolio High Yield Corporate Bond Portfolio Index Portfolio

International Government Bond Portfolio International Growth Portfolio International Value Portfolio

Investment Grade Corporate Bond Portfolio Large Company Value Portfolio

Managed Fixed Income Portfolio Real Return Portfolio

Short-Term Investment Portfolio Small Company Growth Portfolio Small Company Value Portfolio Stable Income Portfolio

Strategic Retirement Bond Portfolio

U.S. REIT Portfolio

Appendix A amended: March 1, 2019

1. On November 9, 2018 the Board of Trustees of Wells Fargo Funds Trust approved the reorganization of the Colorado Tax-Free Fund into the Municipal Bond Fund. Subjectto shareholder approval,the reorganization will occur on or about March 15, 2019.

2. On November 9, 2018 the Board of Trustees of Wells Fargo Funds Trust approved the reorganization of the North Carolina Tax-Free Fund into the Municipal Bond Fund. Subject to shareholder approval, the reorganization will occur on or about March 15, 2019.